Exhibit 99.7

INDEPENDENT AUDITOR’S REPORT

To the Members

Llano Energy LLC

Report on the Financial Statements

We have audited the accompanying financial statements of Llano Energy LLC (the Company), which comprise the balance sheets as of December 31, 2020 and 2019, the related statements of operations, members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 3 to the financial statements, the Company has significant transactions with a related party. Our opinion is not modified with respect to this matter.

/s/ HoganTaylor LLP

Oklahoma City, Oklahoma

March 23, 2021

F-1

LLANO ENERGY LLC

BALANCE SHEETS

December 31, 2020 and 2019

	2020	2019
Assets
Current assets:
Cash	$100,549	$76,961
Accounts receivable - oil and gas sales	178,001	403,278
Other	-	8,429

Total current assets	278,550	488,668

Oil and gas properties and equipment, at cost, based on successful efforts accounting:
Proved properties	14,350,516	14,206,806
Unproved properties, less accumulated impairment of $1,200,000 in 2020, and $1,400,000 in 2019	1,589,244	3,458,409

Total oil and gas properties and equipment	15,939,760	17,665,215

Accumulated depreciation, depletion, and amortization and impairment	(9,411,287)	(6,609,304)

Oil and gas properties and equipment, net	6,528,473	11,055,911

Other properties and equipment, net of $1,227 and $0 of accumulated depreciation at December 31, 2020 and 2019, respectively	60,680	29,176

Total assets	$6,867,703	$11,573,755

Liabilities and Members’ Equity
Current liabilities:
Accounts payable:
Affiliate	$34,826	$209,621
Other	38,767	212,562

Total current liabilities	73,593	422,183

Note payable	153,312	-

Asset retirement obligations	286,509	255,289

Members’ equity	6,354,289	10,896,283

Total liabilities and members’ equity	$6,867,703	$11,573,755

See notes to financial statements.

F-2

LLANO ENERGY LLC

STATEMENTS OF OPERATIONS

Years ended December 31, 2020 and 2019

	2020	2019

Revenues:
Oil and gas sales	$1,247,281	$2,051,801
Other	39,305	4,429

Total revenues	1,286,586	2,056,230

Costs and expenses:
Lease operating expenses	672,825	943,660
Production taxes	105,234	173,279
Exploration costs:
Provision for impairment of unproved properties	700,000	500,000
Dry hole costs	1,209,880	972,746
Depreciation, depletion, and amortization	2,834,430	2,619,790
General and administrative expenses:
Management fees charged by affiliate	307,500	825,000
Other	107,378	114,756

Total costs and expenses	5,937,247	6,149,231

Net loss	$(4,650,661)	$(4,093,001)

See notes to financial statements.

F-3

LLANO ENERGY LLC

STATEMENTS OF MEMBERS’ EQUITY

Years ended December 31, 2020 and 2019

	2020	2019

Balance, beginning of year	$10,896,283	$10,267,323

Members’ contributions	108,667	4,721,961

Net loss	(4,650,661)	(4,093,001)

Balance, end of year	$6,354,289	$10,896,283

See notes to financial statements.

F-4

LLANO ENERGY LLC

STATEMENTS OF CASH FLOWS

Years ended December 31, 2020 and 2019

	2020	2019

Cash Flows from Operating Activities
Net loss	$(4,650,661)	$(4,093,001)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Exploration costs	1,909,880	1,472,746
Depreciation, depletion, and amortization	2,834,430	2,619,790
Changes in assets and liabilities:
Accounts receivable - oil and gas sales	225,277	(319,470)
Other current assets	8,429	(8,429)
Accounts payable	(310,289)	(27,385)

Net cash provided by (used in) operating activities	17,066	(355,749)

Cash Flows from Investing Activities
Capital expenditures	(122,726)	(3,053,720)
Acquisition of oil and gas properties and equipment	(100,000)	(3,000,784)
Purchases of other properties and equipment	(32,731)	(29,176)

Net cash used in investing activities	(255,457)	(6,083,680)

Cash Flows from Financing Activities
Members’ cash contributions	108,667	4,721,961
Proceeds from Economic Injury Disaster Loan	153,312	-

Net cash provided by financing activities	261,979	4,721,961

Net change in cash	23,588	(1,717,468)

Cash, beginning of year	76,961	1,794,429

Cash, end of year	$100,549	$76,961

Noncash Investing and Financing Activities
Additions and disposals, net, to asset retirement obligations	$31,220	$(24,564)

Decrease in accounts payable for oil and gas properties and equipment additions	$(38,301)	$(20,885)

See notes to financial statements.

F-5

LLANO ENERGY LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

Note 1 – Nature of Operations and Summary of Significant Accounting Policies

Organization

Llano Energy LLC (the Company) is a limited liability company (LLC) organized on March 31, 2017. As an LLC, members are not liable for the debts, obligations or liabilities of the Company. The Company will continue in existence until it is dissolved in accordance with the Limited Liability Company Agreement dated June 9, 2017, and amended on August 1, 2020 (the LLC Agreement). Net income and loss and distributions are allocated to members according to the LLC Agreement.

Description of the business

The Company is engaged in the acquisition, exploration, development and production of oil and gas. The Company’s operations are in the state of New Mexico. An affiliate serves as the operator for a portion of the Company’s properties (see Note 3). Remaining properties are operated by a third party.

Use of estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from these estimates, and changes in these estimates are recorded when known. Significant items subject to such estimates and assumptions include proved oil and gas reserves and related present value of future net revenues, carrying amounts of oil and gas properties, and asset retirement obligations.

Cash

The Company maintains cash in bank deposit accounts which at times exceeds federally insured limits. Management of the Company believes that any possible credit risk is minimal. At December 31, 2020 and 2019, the Company’s deposits did not exceed federally insured limits.

Revenue recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers. In determining the appropriate amount to recognize, the Company applies the following five-step model: (i) identify contracts with customers; (ii) identify performance obligations in the contracts; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations per the contracts; and (v) recognize revenue when (or as) the Company satisfies a performance obligation.

F-6

The Company’s revenues are primarily derived from payments received from the operators of properties based on the sale of oil and gas production. Taxes assessed by governmental authorities on oil and gas sales are presented separately from such revenues. Each barrel of oil or thousand cubic feet of gas delivered is considered a separate performance obligation. The Company recognizes revenue from its interests in the sale of oil and gas in the period that its performance obligations to provide oil and gas to customers are satisfied. Performance obligations are satisfied when the Company has no further obligations to perform related to the sale and the customer obtains control of product. The sales of oil and gas are made under contracts which the operators of the wells have negotiated with customers, which typically include variable consideration that is based on pricing tied to local indices and volumes delivered in the current month. The Company receives payment from the sale of oil and gas production from one to four months after delivery. At the end of each month, as performance obligations are satisfied, the variable consideration can be reasonably estimated and amounts due from customers are accrued in accounts receivable in the balance sheets. Variances between the Company’s estimated revenue and actual payments are recorded in the month the payment is received; however, differences have been and are insignificant. Accordingly, the variable consideration is not constrained. A portion of oil and gas sales recorded in the statements of operations are the result of estimated volumes and pricing for oil and gas product not yet received for the period. For the years ended December 31, 2020 and 2019, that estimate represented $178,001 and $403,278, respectively, of oil and gas sales included in the statements of operations.

The Company’s contracts with customers originate at or near the time of delivery and transfer of control of oil and gas to the purchasers. As such, the Company does not have significant unsatisfied performance obligations.

The Company’s oil is typically sold at delivery points under contracts that are common in the industry. The Company’s gas produced is delivered by the well operators to various purchasers at agreed upon delivery points under a limited number of contract types that are also common in the industry. However, under these contracts, gas may be sold to a single purchaser or may be sold to separate purchasers. Regardless of the contract type, the terms of these contracts compensate the well operators for the value of the oil and gas at specified prices, and then the well operators will remit payment to the Company for its share in the value of the oil and gas sold.

Revenues and the amount of cash available for distribution may vary significantly from period to period as a result of changes in volumes of production sold or changes in commodity prices. For the years ended December 31, the Company’s revenues consisted of the following:

	2020	2019

Oil	$1,226,280	$2,043,222
Gas	21,001	8,579

Total oil and gas sales	$1,247,281	$2,051,801

Oil and gas producing activities

The Company follows the successful efforts method of accounting for oil and gas producing activities. Intangible drilling and other costs of successful wells and development dry holes are capitalized and amortized. The costs of exploratory wells are initially capitalized, but charged to expense, if the well is determined to be nonproductive. Leasehold costs are capitalized when incurred.

Unproved properties are assessed for impairment on a property-by-property basis for individually significant properties and on an aggregate basis for individually insignificant properties. If the assessment indicates impairment, a loss is recognized by providing a valuation allowance at the level at which impairment was assessed. The impairment assessment is affected by economic factors such as the results of exploration activities, commodity price outlooks, remaining lease terms and potential shifts in business strategy employed by management. In the case of individually insignificant balances, the amount of the impairment loss recognized is determined by amortizing the portion of these properties’ costs, which the Company believes will not be transferred to proved properties over the remaining lives of the leases. Impairment loss is charged to exploration costs when recognized.

F-7

It is common business practice in the petroleum industry for drilling costs to be prepaid before spudding a well. The Company frequently fulfills these prepayment requirements with cash payments, but at times will utilize letters of credit to meet these obligations. At December 31, 2020 and 2019, the Company had no outstanding letters of credit.

All costs related to production activities, including workover costs incurred solely to maintain or increase levels of production from an existing completion interval, are charged to expense as incurred.

The Company recognizes liabilities for retirement obligations associated with tangible long-lived assets, such as well sites when there are legal obligations associated with the retirement of such assets and the amounts can be reasonably estimated. The initial measurement of asset retirement obligations is recorded as a liability at its fair value, with an offsetting asset retirement cost recorded as an increase to the associated property and equipment on the balance sheets. When the assumptions used to estimate a recorded asset retirement obligation change, a revision is recorded to both the asset retirement obligation and the asset retirement cost. The asset retirement cost is depreciated using a systematic and rational method similar to that used for the associated property and equipment.

Depreciation, depletion, amortization and impairment

Depreciation, depletion and amortization of the costs of proved properties are computed using the unit-of-production method on a property-by-property basis using proved or proved developed reserves, as applicable, as estimated by the Company’s independent consulting petroleum engineer. The Company’s capitalized costs of drilling and equipping all development wells and those exploratory wells that have found proved reserves are amortized on a unit-of-production basis over the remaining life of associated proved developed reserves. Lease costs are amortized on a unit-of-production basis over the remaining life of associated total proved reserves.

The Company recognizes impairment losses for long-lived assets when indicators of impairment are present and the undiscounted cash flows are not sufficient to recover the assets’ carrying amount. The impairment loss is measured by comparing the fair value of the asset to its carrying amount. Fair values are based on discounted cash flow as estimated by the Company’s independent consulting petroleum engineer. The Company’s estimate of fair value of its proved properties at December 31, 2020, is based on the best information available as of that date, including estimates of forward prices and costs. The Company’s proved properties are reviewed for impairment on a property-by-property basis. Reductions in prices or a decline in reserve volumes would likely lead to impairment in future periods that may be material to the Company.

The process of estimating proved reserves is very complex, requiring significant judgment in the evaluation of all available geological, geophysical, engineering and economic data. The data may change substantially over time because of numerous factors, including the historical 12-month weighted average prices, additional development costs and activity, evolving production history and a continual reassessment of the viability of production under changing economic conditions. As a result, material revisions to existing reserve estimates could occur from time-to-time. Such changes could trigger an impairment of the Company’s proved properties and have an impact on depreciation, depletion and amortization expense prospectively.

Environmental costs

As the Company is directly involved in the extraction and use of natural resources, it is subject to various federal, state and local provisions regarding environmental and ecological matters. Compliance with these laws may necessitate significant capital outlays; however, to date the Company’s cost of compliance has been insignificant. The Company does not believe the existence of current environmental laws, or interpretations thereof, will materially hinder or adversely affect the Company’s business operations; however, there can be no assurances of future effects on the Company of new laws or interpretations thereof. Since the Company does not operate any wells where it owns an interest, actual compliance with environmental laws is controlled by the operators, with the Company being responsible for its proportionate share of the costs involved. The Company carries liability insurance and pollution control coverage. However, all risks are not insured due to the availability and cost of insurance.

F-8

Environmental liabilities are recognized when it is probable that a loss has been incurred and the amount of that loss is reasonably estimable. Environmental liabilities, when accrued, are based upon estimates of expected future costs. At December 31, 2020 and 2019, there were no such costs accrued.

Income tax status

As an LLC, the Company’s federal taxable income or loss is allocated to members in accordance with their respective percentage ownerships. Therefore, no provision or liability for federal income taxes has been included in the financial statements. The Company could be subject to income taxes in certain states which do not recognize LLCs as disregarded entities.

Subsequent events

Management has evaluated subsequent events through March 23, 2021, the date the financial statements were available to be issued.

Note 2 – Members’ Equity

In 2020, the Company issued Series A Capital Interests to Capital Members in exchange for cash contributions of $108,667. In 2019, cash contributions totaled $4,721,961, of which $560,000 was contributed by a Capital Member in exchange for Ordinary Capital Interests, and $4,161,961 was contributed by two Capital Members in exchange for Series A Capital Interests. The Company expects to only issue Series A Capital Interests for future capital calls, and all Capital Members will have the right to participate. Capital Interest distributions are first allocated to Capital Members holding Series A Capital Interests and then to Capital Members holding Ordinary Capital Interests. The LLC Agreement provides that no Capital Member is required to make aggregate capital contributions to the Company in excess of its capital commitment. At December 31, 2020, the unfunded capital commitments of all Capital Members totaled $29,624,928.

Pursuant to an Incentive Pool Plan (the Plan), the Company is authorized to award up to 100,000 Management Incentive Interests (nonvoting). The Plan is intended to provide incentives to participants by providing them with Management Incentive Interests in the Company. Awards of Management Incentive Interests are subject to vesting, transferability, and forfeiture provisions specified in the Plan. Management Incentive Members are allocated a share in distributions, if any, in varying ratios based upon the amount of cumulative distributions paid to Capital Members. On June 9, 2017, the Company awarded 80,000 Management Incentive Interests which vest 20% on each of the first four anniversaries of the date of the award, subject to possible accelerated vesting upon specified events occurring as provided in the Plan. Effective August 30, 2019, 28,000 Management Incentive Interests were forfeited to the Company. Awards under the Plan are accounted for as a profit-sharing arrangement and future distributions to Management Incentive Members are accrued and accounted for as compensation expense when the appropriate profit thresholds have been reached.

Note 3 – Related Party Transactions

An affiliate of a member of the Company (the Affiliate) serves as contract operator under certain joint operating agreements. The Company’s oil and gas sales, net of production taxes, and related accounts receivable, for the properties operated by the Affiliate, are collected from the Affiliate. The Company’s lease operating expenses and related accounts payable are paid to the Affiliate. The Company does not have any employees. The personnel supporting the management, administration and operation of the business of the Company are employees of the Affiliate. The Company has a services agreement with the Affiliate, which specifies that the Affiliate will provide specified services to the Company for a monthly management fee. The Company incurred $307,500 and $825,000 of management fees during the years ended December 31, 2020 and 2019, respectively.

F-9